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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of DeVlieg-Bullard, Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-40874, 33-54608, 33-85528, 333-02335 and
333-22667) of DeVlieg-Bullard, Inc. of our report dated September 15, 1998, except as to Notes 7 and 8 which are as of November 9, 1998, appearing on page 20 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 50 of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
November 9, 1998